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                             SUPPLEMENTAL INDENTURE

                          dated as of February 26, 1999

                                      among

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                         TRIARC BEVERAGE HOLDINGS CORP.,

                                   as Issuers

                           MILLROSE DISTRIBUTORS, INC.

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                           --------------------------

                   10 1/4% Senior Subordinated Notes due 2009






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                  THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of Februay 26, 1999, among TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (the "COMPANY"), and TRIARC BEVERAGE HOLDINGS CORP., a Delaware corporation ("TRIARC BEVERAGE," and together with the Company, the "ISSUERS"), Millrose Distributors, Inc., a New Jersey corporation (the "UNDERSIGNED"), and THE BANK OF NEW YORK, as trustee (the "TRUSTEE").

                                    RECITALS

                  WHEREAS, the Issuers, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of February 25, 1999 (the "INDENTURE"), relating to the Issuers' 10 1/4% Senior Subordinated Notes due 2009 (the "NOTES");

                  WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Issuers agreed pursuant to Section 4.18 of the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries to provide Subsidiary Guarantees.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                  Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 13 thereof.

                  Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

                  Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

                  Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

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                  IN WITNESS WHEREOF, the parties have duly executed and
delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first above written.

                               TRIARC CONSUMER PRODUCTS
                                 GROUP, LLC, as Issuer


                               By:   John L. Barnes, Jr.
                                   --------------------------------------------
                                    Name:  John L. Barnes, Jr.
                                    Title: Executive Vice President

                               TRIARC BEVERAGE HOLDINGS CORP.,
                                 as Issuer


                               By:   John L. Barnes, Jr.
                                   --------------------------------------------
                                    Name:  John L. Barnes, Jr.
                                    Title: Executive Vice President


                               MILLROSE DISTRIBUTORS, INC.
                               as Guarantor


                               By:   Stuart I. Rosen.
                                   --------------------------------------------
                                    Name:  Stuart I. Rosen
                                    Title: Vice President

                               THE BANK OF NEW YORK, as Trustee

                               By:   Marie E. Trimboli
                                   --------------------------------------------
                                    Name:  Marie E. Trimboli
                                    Title: Assistant Treasurer


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